Exhibit 99.1

News Release

Contact:  David Amy, EVP & Chief Financial Officer

Lucy Rutishauser, VP Corporate Finance & Treasurer

(410) 568-1592

SINCLAIR 11.625% HIGH YIELD TRUST ORIGINATED PREFERRED SECURITIES DUE 2009 REDEEMED

BALTIMORE (July 21, 2003) – Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) announced that today the Trustee for Sinclair Capital, a subsidiary Delaware Business Trust of Sinclair Broadcast Group, Inc., redeemed, in full, the aggregate $200 million principal amount of the 11.625% High Yield Trust Originated Preferred Securities (HYTOPS), plus the associated 4.65% call premium and accrued interest thereon.

Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, owns and operates, programs or provides sales services to 62 television stations in 39 markets.  Sinclair’s television group includes FOX, WB, ABC, CBS, NBC, and UPN affiliates and reaches approximately 24.0% of all U.S. television households.  For more information, please visit Sinclair’s website at www.sbgi.net.

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